UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2013
VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
04-3692546
(IRS Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)
408-232-7800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) On March 18, 2013, VeriFone Systems, Inc. (the "Company") announced the appointment of Mr. Eliezer Yanay, 52, as Chief Operations Officer for the Company, effective March 18, 2013. Mr. Yanay has served as the Company's Executive Vice President, Operations since August 2011, responsible for global R&D initiatives, supply chain and product management. Prior to that, Mr. Yanay served as President of VeriFone Israel and Executive Vice President, Continental Europe, South East Europe and Asia from March 2009 to August 2011 and as President of VeriFone Israel and Managing Director of Middle East from November 2006 to March 2009. Mr. Yanay joined VeriFone following its acquisition of Lipman Electronic Engineering in November 2006. Mr. Yanay had served at Lipman as Executive Vice President of Sales and Marketing since September 2001 where his responsibilities included management of worldwide sales and marketing activities, management of the corporate sales and marketing department and oversight of Lipman's non-U.S. subsidiaries. Mr. Yanay has no reportable transactions under Item 404(a) of Regulation S-K and no family relationships reportable under Item 401(d) of Regulation S-K. A copy of the Company's press release is furnished hereto as Exhibit 99.1.

In addition, Mr. Jeff Dumbrell, one of the Company's named executive officers in his capacity as Executive Vice President, Europe, Middle East, Africa and Asia, will no longer serve in that capacity.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 18, 2013, issued by VeriFone Systems, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: March 18, 2013	By:	/s/ Albert Liu
	Name:	Albert Liu
	Title:	Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 18, 2013, issued by VeriFone Systems, Inc.